UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 8, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Universal Gold Mining Corp., a Nevada corporation, together with its consolidated subsidiaries.

Item 3.02                      Unregistered Sales of Equity Securities.

On September 20, 2010, we consummated an initial closing of a private placement offering (the “Offering”) in which we sold 2,000,000 shares of our common stock for gross proceeds of $800,000, at an offering price of $0.40 per share.  On October 14, 2010, we completed a second closing of the Offering in which we sold an additional 1,062,500 shares of our common stock for gross proceeds of $425,000, at an offering price of $0.40 per share.  Altogether, we have sold an aggregate total of 3,062,500 shares of our common stock in the Offering, resulting in aggregate gross proceeds of $1,225,000.  No underwriting discounts or commissions were paid or are payable in connection with the Offering.

The Offering was made to foreign and accredited investors (the “Investors”) in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S and/or Regulation D promulgated under the Securities Act.  The sales of common stock in the Offering were made pursuant to the terms of several Subscription Agreements, dated as of the applicable closing date, between us and each investor.

We have granted registration rights to the investors purchasing shares of our common stock in the Offering, pursuant to a Registration Rights Agreement among us and such investors, dated as of September 20, 2010.  Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the Offering by December 28, 2010 (which is 75 days from the final closing of the Offering) and to cause such registration statement to be declared effective within 180 days thereafter (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the Registration Effectiveness Date or until all of the Shares may immediately be sold under Rule 144 during any 90 day period.

The equity securities sold in the Offering, in the aggregate, constitute less than 5% of the number of shares of our common stock outstanding.  Accordingly, we are making the disclosures under this Item 3.02 on a voluntary basis.

Item 8.01                        Other Events.

Commencing on October 8, 2010, we have begun using the proceeds from the Offering primarily to fund our expenses in investigating potential acquisition candidates.  Among other things, we expect such expenses to include the costs of our due diligence efforts and earnest money and/or option payments with respect to mineral properties in which we may consider acquiring an interest.  We cannot yet determine how long the Offering proceeds will sustain such activities, and there can be no assurance that such efforts will ultimately result in our consummating any acquisition on terms favorable to us, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.

Date: October 14, 2010	By:	/s/ David Rector
David Rector, President